UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2014

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)      On April 14, 2014, the board of directors of SANUWAVE Health, Inc. (the “Company”) appointed Kevin A. Richardson, II, to serve as Co-Chief Executive Officer and principal executive officer of the Company. Mr. Richardson has been Chairman of the board of directors of the Company since August 2005.

Mr. Richardson, age 45, joined the Company as chairman of the board of directors in October of 2009 and joined SANUWAVE, Inc. as chairman of the board of directors in August of 2005. On April 14, 2014, Mr. Richardson assumed the role of Co-Chief Executive Officer.

Mr. Richardson has a broad array of financial knowledge for healthcare and other industries. Since 2004, Mr. Richardson has served as managing partner of Prides Capital LLC, an investment management firm. Mr. Richardson is also a member of the board of directors of As Seen On TV, Inc., a publicly traded company, and Pegasus Solutions, Inc., a travel technology company.

There are no other arrangements or understandings between the Company and Mr. Richardson, except for Mr. Richardson’s role as a director of the Company. There are no family relationships between Mr. Richardson and any executive officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Date: April 18, 2014	By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Co- Chief Executive Officer and Chairman of the board of directors